UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxboro, Massachusetts	02035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

In furtherance of its liquidation and dissolution (the “Dissolution”) pursuant to its Plan of Liquidation and Dissolution (the “Plan of Dissolution”), Axcella Health Inc. (“Axcella”) intends to file a certificate of dissolution with the Secretary of State of the State of Delaware immediately following the close of regular trading on the OTC Markets (“OTC”) on December 28, 2023.

Upon the filing of the certificate of dissolution, Axcella will close its stock transfer books, after which record holders of Axcella’s common stock, par value $0.001 per share (the “Shares”) will be prohibited from transferring record ownership of their Shares, except by will, intestate succession or operation of law.

As previously announced, Axcella’s stockholders approved the Dissolution pursuant to the Plan of Dissolution at a special meeting of stockholders held on December 4, 2023. Additional information regarding the Plan of Dissolution and the Dissolution process can be found in Axcella’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 17, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axcella Health Inc.

Date: December 22, 2023	By:	/s/ Craig R. Jalbert
	Name:	/s/ Craig R. Jalbert
	Title:	President, Chief Executive Officer and Sole Director